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                             ARTHUR ANDERSEN LLP


                                                                   Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. 1996 Stock Plan for Non-Employee Directors, to be filed July 31, 1996 of our report dated June 5, 1996 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1996 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
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Boston, Massachusetts
July 25, 1996